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                                                                   Exhibit 10.25

                                FOURTH AMENDMENT
                                       TO
       THE ST. JOE COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN ("JOESHARE")

      This FOURTH AMENDMENT (the "Amendment") to The St. Joe Company 1999 Employee Stock Purchase Plan (the "Plan") is made pursuant to Sections 4 and 15 thereof, and shall be effective January 1, 2004.

      Section 14 is hereby amended in full to read as follows:

      "14. RETIREMENT, TERMINATION AND DEATH. In the event of a Participant's retirement, termination of active employment, or death, certificates will be issued or shares will be sold as provided in Section 11, provided, however, that the Company may adopt deadlines for any such elections to be made and default procedures. In the event of a Participant's death, the beneficiary designated by the Participant in a writing filed with the Company shall have the rights described above. If a named beneficiary does not survive the Participant, such beneficiary's share shall be delivered as described above to the Participant's remaining named beneficiaries according to their percentages. If there are no surviving beneficiaries or the Participant has not designated a beneficiary under this Plan, the Participant's Investment Account shall be delivered as described above to the Participant's surviving spouse; or if there is no surviving eligible spouse, in equal shares to any surviving children of the Participant; or if neither of the above survive the Participant, to the Participant's estate."

Except as expressly modified by this Amendment, the terms, provisions, and conditions of the Plan shall remain unchanged and are hereby ratified and confirmed as being in full force and effect.

Executed as of this 31st day of December, 2003, by the duly authorized officer of the Company.

                                               THE ST. JOE COMPANY

                                               By: /s/ Rachelle Gottlieb
                                                   -----------------------------
                                               Rachelle Gottlieb
                                               Vice President - Human Resources